                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

     Filed by the registrant / /
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /x/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          HARKEN ENERGY CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                          HARKEN ENERGY CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):
     /x/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                           HARKEN ENERGY CORPORATION
                       2505 NORTH HIGHWAY 360, SUITE 800
                          GRAND PRAIRIE, TEXAS  75050

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 3, 1994


         Notice is hereby given that the 1994 Annual Meeting of Stockholders (the "Meeting") of Harken Energy Corporation, a Delaware corporation ("Harken"), will be held at the West Chase Hilton & Towers, 9999 Westheimer, Houston, Texas 77042, on June 3, 1994, at 5:00 p.m., local time, for the following purposes:

         (1) to elect three Class "A" Directors of Harken to hold office in accordance with Harken's Certificate of Incorporation until the 1997 Annual Meeting of Stockholders and until their respective successors shall be duly elected and qualified;

         (2) to ratify the appointment of independent public accountants for Harken for fiscal year 1994; and

         (3) to transact such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on April 20, 1994 as the date of record for determining the stockholders entitled to notice of and to vote, either in person or by proxy, at the Meeting and any adjournments or postponements thereof.

         The Annual Report to Stockholders, a Proxy Statement containing information relative to the matters to be acted upon at the Meeting and a form of Proxy accompany this Notice.

         You are cordially invited to attend the Meeting.   However, whether
or not you plan to attend, you are urged to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. YOUR VOTE IS
IMPORTANT. The giving of such proxy does not affect your right to revoke it later or vote your shares in person if you should attend the meeting.

                                              By Order of the Board of Directors



                                              Larry E. Cummings
                                              Secretary

Grand Prairie, Texas
April 22, 1994

                           HARKEN ENERGY CORPORATION
                      2505 NORTH HIGHWAY 360, SUITE 800
                         GRAND PRAIRIE, TEXAS  75050

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 3, 1994

                      SOLICITATION AND REVOCATION OF PROXY

         The accompanying proxy (the "Proxy") is solicited by and on behalf of the Board of Directors of Harken Energy Corporation, a Delaware corporation ("Harken"), in connection with the Annual Meeting of Stockholders (the "Meeting"), which will be held at the West Chase Hilton & Towers, 9999 Westheimer, Houston, Texas 77042, on June 3, 1994, at 5:00 p.m., local time, and at any adjournments or postponements thereof for the purposes set forth in the accompanying notice.

         Any stockholder giving a Proxy has the power to revoke the Proxy at any time prior to its exercise by filing with the Secretary of Harken a written notice of revocation or by duly executing a proxy bearing a later date.  A Proxy may also be revoked by any stockholder present at the Meeting
who expresses a desire to vote his or her shares in person.   Subject to such
revocation, shares will be voted in accordance with the instructions on the Proxy. As to the election of Directors, a stockholder may, by checking the appropriate box on the Proxy: (i) vote for all Director nominees as a group;
(ii) withhold authority to vote for all Director nominees as a group; or (iii) vote for all Director nominees as a group except those nominees identified by the stockholder in the appropriate area on the Proxy. With respect to each other proposal, a stockholder may, by checking the appropriate box on the
Proxy: (i) vote "FOR" the proposal; (ii) vote "AGAINST" the proposal; or (iii) "ABSTAIN" from voting on the proposal. In the event no instructions are given, the persons named in the accompanying Proxy will vote (i) FOR the election of the Director nominees listed in this Proxy Statement and (ii) FOR the ratification of the appointment of independent public accountants for Harken's fiscal year 1994. As to any other business that may properly be brought before the Meeting, the persons named in the accompanying Proxy will vote in accordance with their best judgment.

         This Proxy Statement and the accompanying Proxy were first mailed to the stockholders on or about April 22, 1994. The solicitation of Proxies will be primarily by mail, but may also be by telephone, telegraph or oral communications by officers, regular employees or agents of Harken. The cost of preparing, assembling and mailing the Proxy, this Proxy Statement and the other materials enclosed herewith, and all clerical and other expenses of proxy solicitation, will be borne by Harken. Harken also will request brokerage houses and other custodians , nominees and fiduciaries to forward soliciting materials to the beneficial owners of Harken's common stock, $.01 par value per share ("Common Stock"), held of record by such parties and will reimburse such parties for their expenses in forwarding such materials.

                  VOTING AT THE MEETING AND VOTING SECURITIES

         The Board of Directors has fixed the close of business on April 20, 1994 as the Record Date (herein so called) for determining the holders of Common Stock who will be entitled to notice of and to vote, either in person or by proxy, at the Meeting. The Common Stock is currently Harken's
only outstanding class of  voting stock.   Each holder of Common Stock will be
entitled to cast one vote for each share of Common Stock registered in his or her name on the books of Harken as of the Record Date. In the election of Directors, each holder of Common Stock will be entitled to cumulate his or her votes by voting the total number of shares of Common Stock held by such stockholder multiplied by the number of Directors to be elected, as such stockholder may see fit. Any holder of Common Stock who intends to cumulate his or her votes is required to give written notice of such intention to the Secretary of Harken on or before the day preceding the election at which such
holder intends to cumulate his or her votes.   Notice may be given on the
Proxy.   All holders of Common Stock may cumulate their votes if any holder has given such written notice. One or more stockholders personally present or represented by proxy and holding more than fifty percent (50%) of the outstanding shares of Common Stock as of the Record Date will constitute a quorum.

         In accordance with the Certificate of Incorporation and the Bylaws of Harken, the affirmative vote of a majority of the shares of Common Stock entitled to vote and represented in person or by proxy at the Meeting will be required for the election of each of the Director nominees, and for the ratification of the appointment of independent public accountants for Harken for fiscal year 1994. Abstentions will have the effect of a vote against the ratification of the appointment of independent public accountants for Harken for fiscal year 1994. Broker non-votes will have no effect on the election of the nominees to the Board of Directors or the ratification of the appointment of the independent public accountants for Harken for fiscal year 1994. On April 15, 1994, Harken had outstanding 59,482,853 shares of Common Stock, excluding 5,983,655 treasury shares.

                                 ANNUAL REPORT

         The Annual Report to Stockholders for Harken's fiscal year ended December 31 1993, which includes Harken's 10(k) for December 31, 1993, is being furnished with this Proxy Statement to stockholders of record on April 20, 1994. The Annual Report does not constitute a part of the Proxy solicitation materials.

                           OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information regarding ownership of the Common Stock as of April 15, 1994 by each person who is known by Harken to own beneficially more than five percent (5%) of the outstanding Common Stock. Unless otherwise indicated, such persons have sole voting and investment power with respect to such shares and all suchs hares are owned beneficially and of record by the person indicated.

                                                            AMOUNT OF
         NAME AND ADDRESS OF                                BENEFICIAL               PERCENT
          BENEFICIAL OWNER                                  OWNERSHIP                OF CLASS
         -------------------                                ---------                --------
         Aeneas Venture Corporation                         9,085,723 (1)            15.27%
         c/o Harvard Management Company, Inc.
         600 Atlantic Ave., 26th Floor
         Boston, Massachusetts 02210-2203

         Abdullah Taha Bakhsh                               6,935,364 (2)            11.66%
         Bakhashab Building, 4th Floor
         P.O. Box 459
         Jeddah, Saudi Arabia

         Donald W. Raymond                                  5,460,334                 9.18%
         1990 North California, Suite 620
         Walnut Creek, California 94596

         Quadrant Capital Corp.                             5,018,806 (3)             8.44%
         c/o Quadrant Management Co., Inc.
         127 East 73rd Street
         New York, New York  10021

         Harvey V. Risien, Jr.                              4,695,926                 7.89%
         Fairmount Resources Corporation
         700 North St. Mary's Street, Suite 950
         San Antonio, Texas  78205

__________________________
(1) Includes 25,000 shares of Common Stock that may be acquired through the exercise of options exercisable at $5.625 per share, which options were transferred to Aeneas from Michael R. Eisenson, a Director of Harken, effective March 1, 1991. Also includes 468,367 shares of Common Stock owned beneficially by the Harvard Master
         Trust, 234,204 shares of Common Stock owned beneficially by the Harvard Yenching Institute and 321,679 shares of Common Stock owned beneficially by Phemus Corporation, all of which parties are affiliates of Aeneas. Aeneas has no investment or voting power over the shares owned by the Harvard Master Trust and the Harvard Yenching Institute.
(2) These shares are owned of record by Traco International, NV. ("Traco") and Atherstone Corporation N.V. ("Atherstone"). According to a
         Schedule 13D filed with Harken, Traco is wholly-owned by Mr. Bakhsh,
         and Atherstone is indirectly owned by Mr. Bakhsh.   The basis for
         certain of this information is Amendment 8 to the report on Schedule 13D filed by Abdullah Taha Bakhsh dated August 7, 1992.
(3) Includes 526,686 shares of Common Stock that may be acquired through the exercise of certain stock options. The basis for certain of this information is a Form 4 dated October 8, 1993 filed by Quadrant Capital Corp., Alan G. Quasha and NAR Group Limited.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the number of shares of Common Stock beneficially owned by each Director, each Director nominee, Harken's Chief Executive Officer, each of Harken's four other most highly compensated executive officers for 1993 and all of Harken's Directors and executive officers as a group as of April 15, 1994.

                                                   AMOUNT                   SHARES
                                                   OF BENEFICIAL            SUBJECT TO         PERCENT
         NAME                                      OWNERSHIP (1)            OPTIONS (2)        OF CLASS
         ----                                      -------------            -----------        --------
         Michael M. Ameen, Jr.                         6,000                     5,000            (3)
         Larry E. Cummings                           205,223                   185,064            (3)
         Michael R. Eisenson                               0 (4)                     0           0.00%
         Mikel D. Faulkner (5)                       744,579                   641,242           1.20%
         Bruce N. Huff                               275,000                   275,000            (3)
         Edwin C. Kettenbrink, Jr. (5)                     0                         0           0.00%
         Talat M. Othman                              25,000 (6)                25,000            (3)
         Donald W. Raymond                         5,460,394                         0           8.83%
         Harvey V.  Risien, Jr.                    4,695,926                         0           7.60%
         Alan G. Quasha (5)                        5,018,806 (7)               526,686           8.44%
         Richard H. Schroeder                        400,000                   400,000            (3)
         Stephen C. Voss                             265,000                   265,000            (3)
         All Directors and Executive              17,095,928                 2,322,992          27.66%
         Officers as a Group (13 Persons)

- -----------------------
(1) Includes shares that may be acquired through the exercise of certain options.

(2) The shares of Common Stock covered by such options whether or not such options are currently vested are also included in the column entitled "Amount of Beneficial Ownership."

(3)      Less than one percent (1%).

(4) Aeneas Venture Corporation ("Aeneas") and Phemus Corporation ("Phemus") are wholly-owned subsidiaries of the President and Fellows of Harvard College and affiliates of Aeneas Group, Inc. ("Aeneas Group"), which manages the private equity portfolio of the Harvard endowment fund. Mr. Eisenson is President of Aeneas Group and a Vice President and director of Aeneas and Phemus. Aeneas beneficially owns 8,061,473 shares (excluding shares beneficially owned by Phemus) and
         Phemus beneficially owns 321,679 shares of Common Stock.   See
         "Ownership of Common Stock - Security Ownership of Certain Beneficial Owners." As a member of the investment committee of Aeneas Group, Mr. Eisenson participates in the investment decisions of Aeneas and Phemus. Mr. Eisenson has neither sole investment nor sole voting power over the shares of Common Stock owned by Aeneas and Phemus. Mr. Eisenson disclaims beneficial ownership of the shares owned by Aeneas and Phemus.

(5)      Nominees for Class "A" Directors.

(6) Dearborn Financial, Inc., of which Mr. Othman is the President, is an affiliate of Traco and Atherstone, significant record stockholders of Harken. See "Ownership of Common Stock - Security Ownership of Certain Beneficial Owners."

(7) Includes the shares in which Mr. Quasha shares beneficial ownership with Quadrant Capital Corp., including 526,686 shares of Common Stock that may be acquired through the exercise of certain stock options.

                      PROPOSAL ONE:  ELECTION OF DIRECTORS

         The number of directors constituting the full Board of Directors of Harken has been established as nine (9) in accordance with Harken's Bylaws.
The Certificate of Incorporation provides that the number of Directors be divided into Classes A, B and C, with staggered terms of three (3) years each. Accordingly, Class A Directors will be elected at the Meeting to hold office until the 1997 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Class A currently consists of three
Directors: Mr. Mikel D. Faulkner, Mr. Alan G. Quasha and Mr. Edwin C. Kettenbrink, Jr. Messrs. Faulkner, Quasha and Kettenbrink have been nominated for re-election by the Board of Directors for the Class A positions on the Board.

         Effective as of October 26, 1993 Mr. George W. Bush resigned as a Class B Director of the Company. In accordance with Harken's Bylaws and Delaware law, the remaining members of the Board of Directors filled the vacancy created by Mr. Bush's resignation by electing Mr. Michael M. Ameen, Jr. as a Class B Director on February 11, 1994. The term of Class B Directors will expire at the Annual Meeting of Stockholders in 1995. On March 11, 1994 the Board of Directors, also in accordance with Harken's Bylaws and Delaware law, elected Mr. Richard H. Schroeder as President of Harken and as a Class C Director. In doing so the Board was expanded from eight (8) members to nine
(9) members.  The term of Class C Directors will expire in 1996.

         Unless otherwise instructed, the persons named in the Proxy intend to vote all Proxies FOR the election of the nominees of Harken's Board of Directors, being Messrs. Faulkner, Quasha and Kettenbrink. If any of the nominees listed on the Proxy should not continue to be available for election, the persons named in the Proxy will vote for such other person as the Board of Directors may recommend. The Board does not presently contemplate that any of the nominees will not become available for election for any reason. All nominees have indicated their willingness to serve if re-elected.

         The following includes information regarding each Director of Harken, as of April 15, 1993, and the current nominees for Directors of Harken.


                                                                                     Director
                                                                                     Continuously              Term
Name, Age and Business Experience                                                    Since                     Expires
- ---------------------------------                                                    ----------------          -------
MICHAEL M. AMEEN, JR. (Age - 70) - Director of Harken; from                          1994                      1995
1989 to present Mr. Ameen has served as a part time consultant to Harken with regard to Middle Eastern exploration projects;
Independent Consultant on Middle East Affairs for the past
five years;  Director of Anera (a charitable organization);
Director of Amideast (a charitable organization);  Director
of The American Center for Oriental Research (ACOR) and
Director of Seibel - Brule Group, (an insurance company).


MICHAEL R. EISENSON (Age - 38) - Director of Harken;                                 1987                      1995
Director of Cambridge NeuroScience, Inc., a biotechnology
company;  Director of ImmunoGen, Inc., a biopharmaceutical
company;  and a Director of Somatix Therapy Corporation, a
biopharmaceutical company;  President of Aeneas Group, Inc.
a wholly-owned subsidiary of Harvard Management, Inc., from
1986 to present, which manages the private equity portfolio
of the Harvard University endowment fund.  Consultant to
Boston Consulting Group, a business consulting company,
from 1981 to 1986.

MIKEL D. FAULKNER (Age - 44) - Chairman of the Board of                              1982                      1994
Harken since February 1991;  Director of Harken;  CEO
of Harken since 1982, and President of Harken from 1982
until February 1993.

EDWIN. C. KETTENBRINK, JR. (Age - 49) - Director of Harken;                          1993                      1994
Founder and sole shareholder of Landmark Environmental,
Inc., an environmental consulting firm, since 1989;
Vice President of Harken and certain of its subsidiaries
from 1984 to 1989.


TALAT M. OTHMAN (Age - 57) - Director of Harken; Director                            1987                      1994
of Hartmarx Corporation; Director of Tejas Power Corp.;
Chairman and CEO of  Dearborn Financial, Inc., an investment company, from 1983 to present.

ALAN G. QUASHA (Age - 44) - Director of Harken; Chairman of                          1983                      1994
the Board of Directors of Harken from 1983 to February 1991;
Director of E-Z Serve Corporation ("E-Z Serve"); Director of
Tejas;  Director of Quadrant Capital Corp.;  Chairman of the
Board of Directors of the Horn & Hardart Company;  Partner
in the law firm of Quasha Wessely & Schneider (New York, N.Y.)
from 1980 to September 1991;  President of Quadrant Management,
Inc., a management consulting company.

DONALD W. RAYMOND (Age - 56) - Director of and consultant to                         1993                      1996
Harken from February 1993 to present;  Chairman, CFO and Treasurer of Chuska Resources Corporation from 1988 to February 1993;
Chairman of Ute Oil Company and Sireen Oil, Inc.  from 1984 to present.

HARVEY V. RISIEN, JR. (Age - 40) - Director of Harken from                           1993                      1996
February 1993 to present;  President of Fairmount Resources,
Inc., from December 1993 to present;   President of  Harken
from March 1993 to December 1993;  President and Director of
Chuska Resources Corporation from April 1988 until  December
1993;  President of Ute Oil Company from 1984 to 1988.

RICHARD H. SCHROEDER (Age - 49) - Director and President of                          1994                      1996
Harken from March 11, 1994 to present;  President and owner
of RHS Management, a consulting firm, from November 1990 to
March 1994;  President of Rosewood Resources, Inc. from
January 1983 to November 1990.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION OF MESSRS. FAULKNER, QUASHA AND KETTENBRINK TO THE BOARD OF DIRECTORS.




                       DIRECTORS' MEETINGS AND COMMITTEES

         During 1993, the Board of Directors held two meetings, which included one regularly scheduled meeting and one special meeting. The Board of Directors has standing Audit and Compensation Committees, but does not have a Nominating Committee. During 1993, the Audit Committee, comprised initially of Messrs. Othman, and Bush and following Mr. Bush's resignation, Messrs. Othman and Kettenbrink, held two meetings and reviewed the financial statements of Harken and received reports and other communications from Harken's independent auditors. The present members of the Audit Committee are Messrs. Othman and Kettenbrink. During 1993, the Compensation Committee, comprised of Messrs. Quasha and Eisenson, held one meeting and was responsible for selecting parties eligible for grants of stock options, for making and setting terms for such grants and for setting
compensation for executive officers of Harken and its subsidiaries.   The
only member of the Compensation Committee at the present time is Mr. Eisenson. During 1993, the Board of directors appointed a Special Compensation Committee consisting of Messrs. Eisenson and Raymond to consider and recommend to the Board a proposal for Harken to reacquire or terminate all outstanding Purchase Grants which had previously been issued under Harken's Non-Qualified Incentive Stock Option Plan. (See "Certain Transactions - Purchase Grant Acquisition."). Mr. Quasha did not serve on this Special Compensation Committee due to a conflict of interest. Directors who were officers, employees or paid consultants of Harken received no separate compensation for their service as Directors.

         During 1993, each member of the Board of Directors attended or acted upon at least seventy-five percent (75%) of (i) the meetings of the Board of Directors (held during the period during which he was a Director), and (ii) the meetings of the committees on which he served (held during the periods that he served on such committees).

                           COMPENSATION OF DIRECTORS

         During 1993, each Director who was not also an officer, employee or paid consultant of Harken received a director's fee for each meeting of the Board of Directors or one of its committees which he attended in the amount of $2,000. The aggregate amount paid to the Directors during 1993 pursuant to such arrangement was $8,000. Directors who were also officers, employees or paid consultants of Harken received no separate compensation for service as Directors.

           CERTAIN MATTERS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

         Pursuant to the terms of a consulting agreement dated September 29, 1992, Mr. Raymond, a Director of Harken, serves as a full time consultant to Harken and in such role advises and consults with management on various matters. The agreement provided that for a period of two years beginning on February 16, 1993 Mr. Raymond would receive $200,000 per year as compensation for the consulting services rendered thereunder, be entitled to benefits under Harken's group health, disability and life insurance for its employees, be eligible to participate in Harken's 401 (k) Savings Plan and 125 Cafeteria Plan and be nominated by Harken to its Board of Directors. Harken further provides an office and certain office support for Mr. Raymond's use in Walnut Creek, California. At the 1993 Annual Shareholders Meeting Mr. Raymond was elected as a Class C Director which term expires in 1996. (See "Certain Transactions
- - Certain Matters Involving Officers and Directors").

         As of September 29, 1992, Harken entered into an agreement with Mr. Risien, which provided that for a period of two years beginning on February 16, 1993, Mr. Risien would receive $200,000 per year as compensation, hold a position as an executive officer of Harken and be nominated by Harken to its Board of Directors. This agreement was amended as of December 29, 1993 to provide that for the remaining term of this agreement Mr. Risien would serve as a consultant to Harken. In such capacity he will receive the same base compensation as previously provided. In addition, this amendment provided that Mr. Risien would be eligible to continue to participate in Harken's employee medical insurance, disability insurance, life insurance, 401(k) Savings Plan, and 125 Cafeteria Plan. Harken further provides reimbursement for expenses relating to Mr. Risien's office and office support in San
Antonio, Texas. Mr. Risien was elected as a Class C Director at the 1993 Annual Shareholders Meeting which term expires in 1996. (See "Certain Transactions - Certain Matters Involving Officers and Directors").

         Mr. Kettenbrink provided occasional services to Harken during 1993 through his environmental consulting firm, Landmark Environmental, Inc. ("Landmark"). The total of such fees paid during 1993 to Mr Kettenbrink and/or Landmark pursuant to such services rendered was $4,900. Harken has no contract or agreement with Landmark to utilize its services in preference to any other firm rendering similar services.

         Mr. Ameen has served as a part-time consultant to Harken under a consulting agreement since 1989. Mr. Ameen primarily consults with Harken concerning Harken's operations in Bahrain and/ or other Middle East projects and related matters. During 1993 Mr. Ameen was paid a total of $20,000 in consulting fees pursuant to such arrangement. This agreement may be terminated by either party by giving notice to the other prior to the annual renewal date for such agreement being December 31st. Unless so terminated the agreement will automatically renew for a subsequent one year term under the prior year terms.

                          EXECUTIVE OFFICERS OF HARKEN

         The officers of Harken are elected annually by the Board of Directors at the first meeting of the Board of Directors held following each Annual Meeting of Stockholders, or as soon thereafter as necessary and convenient, in order to fill vacancies or newly-created offices. Each officer holds office until the earlier of such time as his or her successor is duly elected and qualified, his or her death or he or she resigns or is removed from office.
Any officer or agent elected or appointed by the Board of Directors, may be removed by the Board of Directors whenever, in its judgment, the best interests of Harken will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed.

         The executive officers of Harken as of April 15, 1994, their ages and positions held with Harken and their business experience for the past five years are listed in alphabetical order below.

                 Name                              Age              Position Held With Harken
                 ----                              ---              -------------------------
                 Larry E. Cummings                 41               Vice President, Secretary and
                                                                    General Counsel

                 Mikel D. Faulkner                 44               Chairman of the Board of Directors
                                                                    and Chief Executive Officer

                 Bruce N. Huff                     43               Senior Vice President and Chief
                                                                    Financial Officer

                 Richard H. Schroeder              49               President, Chief Operating Officer and Director

                 Stephen C. Voss                   44               Senior Vice President

         Larry E. Cummings - employed by Harken for over five years; Vice President, Secretary and General Counsel of Harken from 1983 to present; previously served as Senior Legal Counsel to Harken from 1978 to 1983.

         Mikel D. Faulkner - Chairman of the Board of Harken since February 1991; Director of Harken; CEO of Harken since 1982 and President of Harken between 1982 and 1993.

         Bruce N. Huff - employed by Harken in May 1990 as Senior Vice President and Chief Financial Officer; from 1976 to May 1990 Mr Huff was an officer of Davis, Kinard & Co., a public accounting firm in Abilene, Texas.

         Richard H. Schroeder - employed by Harken as President and Director since March 11, 1994; from November 1990 to March 1994 Mr. Schroeder was President and owner of RHS Management, a management consulting firm; from January 1983 to November 1990 Mr. Schroeder was President of Rosewood Resources, Inc. a privately owned oil and gas exploration and production company.

         Stephen C. Voss - Senior Vice President from 1990 to present; President of Harken International, Ltd., Harken Resource Management Corporation, Burns Drilling Company, Inc. and Supreme Well Service Company from 1990 to present; from 1981 to 1990 Mr. Voss was president of Reliant Drilling Company, a drilling company.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth certain information regarding the compensation paid during each of the last three (3) years to Harken's Chief Executive Officer and its other executive officers in salary and other compensation during 1993.

                           SUMMARY COMPENSATION TABLE

                          Annual Compensation                                Long Term Compensation
                          ---------------------------------------------      ----------------------
Name and                  Fiscal                           Other Annual      Securities Underlying    All Other
Principal Position        Year    Salary       Bonus       Compensation      Options/SAR's (#)        Compensation
- ------------------        ------  ------       -----       ------------      -----------------        ------------
Mikel D. Faulkner         1993    $165,688     $65,000(1)       ---                91,686             $  11,264 (3)
Chairman,                 1992    $123,420         --           ---                ---                    8,728
and Chief Executive       1991    $161,137         --           ---                ---                      --
Officer

Bruce N. Huff             1993    $139,145           8          ---                ---                $  11,111 (4)
Sr. Vice President        1992    $111,675     $35,000(1)       ---                ---                   33,333 (4)
and Chief Financial       1991    $122,235     $ 1,017          ---                ---                   33,333 (4)
Officer

Stephen C. Voss           1993    $ 99,961     $25,089(1)       ---                ---                $  20,942 (5)
Sr. Vice President        1992    $ 94,206         --           ---                ---                      --
                          1991    $108,200     $ 1,230          ---                ---                      --

Larry E. Cummings         1993    $101,062     $    89          ---                42,845                   --
Vice President            1992    $ 74,223     $25,000(1)       ---                ---                      --
Secretary and             1991    $111,999     $ 1,017          ---                ---                      --
General Counsel

Harvey V. Risien, Jr.     1993    $188,750         --           ---                ---                $   3,420 (7)
President (6)             1992        --           --           ---                ---                      --
                          1991        --           --           ---                ---                      --

Monte N. Swetnam          1993    $ 95,807         --           ---                ---                $  52,500(10)
(Former) Exec.Vice        1992    $ 98,586     $92,000(9)       ---                ---                      --
President  (8)            1991    $149,555     $46,000          ---                ---                      --

(1) This amount shown as Bonus represented a portion of certain salary reductions which these executive officers had voluntarily agreed to make as an accommodation to Harken during 1992. Certain executive officers elected to receive this payment in December 1992 and others elected to receive it in January 1993.
(2) These stock options were granted during 1993 in connection with a transaction wherein Harken reacquired restricted shares of common stock held by these executive officers and issued these options which transaction was determined by the Special Compensation Committee to be economically neutral to both Harken and the employee (see "Certain Transactions-Purchase Grant Acquisition").
(3) This includes $6,497 for use of a company car, and $4,767 for a portion of his 1992 salary which was deferred until 1993.
(4) These amounts shown are scheduled debt forgiveness of a loan made to Mr. Huff at his employment related to moving expenses.

(5) This amount includes $17,500 of debt forgiveness and $3,442 relating to use of a company car.
(6) Mr. Risien resigned as President of the Company effective December 29, 1993. (See "Certain Matters Involving Directors and Executive Officers" for a discussion of an amendment to Mr. Risien's employment agreement effected in connection with such resignation).
(7)      Car allowance.
(8) Mr. Swetnam resigned as Executive Vice President of the Company effective May 15, 1993.
(9)      Includes Mr. Swetnam's bonus for both 1992 and 1993 all paid in 1992.
(10) This amount was paid to Mr. Swetnam as a consulting fee in connection with his severance from Harken following his resignation.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                          Number of           % of Total
                          Securities          Options/SAR's
                          Underlying          Granted to
                          Options/SAR's       Employees        Exercise Basis   Expiration     Grant Date
Name                      Granted             In Fiscal Year   Price ($/sh)     Date           Present Value(1)
- ----                      ----------------    --------------   --------------   ----------     ----------------
Mikel D. Faulkner (2)     91,686              25.8647%         $1.50            09/01/03       $74,266
Bruce N. Huff               --                  --               --                --             --
Stephen C. Voss             --                  --               --                --             --
Larry E. Cummings (2)     42,845              12.0866%         $1.50            09/01/03       $34,704
Harvey V. Risien Jr.        --                  --               --                --             --
Monte N. Swetnam            --                  --               --                --             --

- -------------------
(1) The Grant Date Present Value of these options was calculated based upon the Black-Scholles valuation method which calculated such present value as $.81 per option. This analysis took into consideration the grant date market price of the common stock of $1.063 per share, the 10 year life of such options vesting over four years and a market interest rate factor of 6.20%.

(2) The Options granted during 1993 to these executive officers were in connection with Harken's termination of outstanding Purchase Grants held by these parties in a transaction the Special Compensation Committee found to be economically neutral (see "Certain Transactions
         - Purchase Grant Acquisition").

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                                                         Number of Securities              Value of Unexercised
                                                         Underlying Unexercised            In-The-Money
                          Number of                      Options/SAR's at                  Option/SAR's
                          Shares/SAR's                   Fiscal Year End                   at Fiscal Year End (1)
                          Acquired on      Value        ----------------                   ----------------------
Name                      Exercise         Realized      Exercisable      Unexercisable    Exercisable         Unexercisable
- ----                      ------------     --------      ------------     -------------    --------------      -------------
Mikel D. Faulkner         ---              ---           316,242               --          $28,070                  --
Bruce  N. Huff            ---              ---            50,000               --             -0-                   --
Stephen  C. Voss          ---              ---            40,000               --             -0-                   --
Larry E. Cummings         ---              ---           110,064               --          $ 8,402                  --
Harvey V. Risien Jr.      ---              ---                 0               --             -0-                   --
Monte N. Swetnam          ---              ---            45,947               --             -0-                   --

- --------------------
(1) The closing price for the common stock as reported to the American Stock Exchange as of December 31, 1993 was $1.125. Value was calculated on the basis of the difference between the option exercise price and such closing price multiplied by the number of shares of common stock underlying the option.

                              CERTAIN TRANSACTIONS

         The following table sets forth the largest amount of indebtedness owed to Harken by each of its Directors and Executive Officers as well as from one former subsidiary and one Limited Partnership of which a subsidiary of Harken served as manager during a portion of 1993. The table further shows the amount of total indebtedness owed to Harken by each of these parties as of April 15, 1994:

         Name and                          Largest Amount
         Relationship with                 of Indebtedness                   Total Current
         Harken                            During 1993                       Indebtedness
         --------                          -------------                     -------------
         Mikel D. Faulkner                 $1,117,937(1)                     $520,000(2)
         Executive Officer, Director

         Bruce N. Huff                     $   11,111(3)                     $      0
         Executive Officer

         Stephen C. Voss                   $   20,942                        $      0
         Executive Officer

         Larry E. Cummings                 $  277,050(4)                     $  6,000
         Executive Officer

         Harvey V. Risien, Jr.             $   19,980                        $      0
         Former Executive Officer,
         Director

         Monte N. Swetnam                  $  129,600(5)                     $      0
         Former Executive Officer

         Alan G. Quasha                    $  597,937(4)                     $      0
         Director

         E-Z Serve Corporation             $4,160,207(6)                     $870,000
         Former Subsidiary

         Harken Anadarko Partners, L.P.    $  404,000                        $163,000(7)
         Former managed Limited
          Partnership

         -------------------------

(1) This balance includes $597,937 principal amount due to Harken under certain non-recourse promissory notes which were given to Harken by Mr. Faulkner in connection with the prior exercise of stock options and purchase of restricted shares of Common Stock. These notes were extinguished in full in connection with a transaction wherein Harken reacquired these restricted shares of Common Stock and issued new stock options in a transaction the Special Compensation Committee found to be economically neutral (see "Certain Transactions - Purchase Grant Acquisition").

(2) Represents a non-recourse note in the amount of $520,00 bearing interest at the Broker Loan Rate plus 1/2% which is due October 2, 1999. The note is secured by vested options to purchase 266,790 shares of Harken's common stock at $1.00 per share under the Harken's Incentive Non-Qualified Stock Option Plan. Subsequent to December 31, 1993, an agreement was reached with Mr. Faulkner whereby the note, together with accrued interest, is scheduled to be forgiven equally over three installments dated April 1994, July 1995 and December

         1996, with each installment of such forgiveness being contingent upon the officer's continued employment through the date of each such installment. In addition the expiration date of the options held as security for such note was extended until March 11, 2001.


(3) Represents the remaining balance of a loan made to Mr. Huff for moving expenses related to his employment with Harken in 1990. This remaining balance was forgiven during 1993.

(4) These balances reflect the principal amounts due to Harken from these parties under certain non-recourse promissory notes which were given by such parties to Harken in connection with their prior exercise of stock options and purchase of restricted shares of Common Stock. These notes were extinguished in full in connection with a transaction wherein Harken reacquired these restricted shares of Common Stock and issued new stock options in a transaction the Special Compensation Committee found to be economically neutral (see "Certain Transactions-Purchase Grant Acquisition").

(5) This balance represented the principal amount due to Harken from Mr. Swetnam under certain non-recourse promissory notes which were given by him to Harken in connection with his prior exercise of stock options and purchase of restricted shares of common stock. These notes were terminated and the shares of Common Stock held as security thereunder transferred to Harken's treasury upon Mr. Swetnam's resignation.

(6) Prior to April 30, 1991, E-Z Serve was a subsidiary of Harken. Mr. Quasha is a director of Harken and E-Z Serve. Additionally, Mr. Quasha also serves as a director of Quadrant Capital Corp., which has a significant beneficial ownership in each of Harken and E-Z Serve, and Mr. Eisenson, a Director of Harken, serves as a director and officer of Aeneas Venture Corporation, which has a significant beneficial ownership interest in each of Harken and E-Z Serve. As part of a restructuring by E-Z Serve, Harken tendered and released to E-Z Serve a 12% secured subordinated debenture in the principal amount of $3,136,000 issued by E-Z Serve together with accrued interest thereon of $154,207, along with other consideration in exchange for 12,830 additional shares of E-Z Serve's Series C Preferred Stock along with other benefits (see "Certain Transactions - E-Z Serve Restructuring").

(7) Harken Anadarko Partners, L.P. ("HAP") was during 1993 an affiliate of Aeneas Venture Corporation , a major shareholder of Harken. Mr. Eisenson, a Director of Harken, is a director and officer of Aeneas Venture Corporation. (See "Ownership of Common Stock - Security Ownership of Certain Beneficial Owners"). Until May 1993 a subsidiary of Harken acted as the manager of HAP. The amounts of indebtedness shown represents net remaining activity during 1993 between Harken and HAP.

         Purchase Grant Acquisition. The Board of Directors at its regular meeting held on April 7, 1993 determined that it would be in Harken's best interest to effect a plan to reacquire and/or cancel all of the outstanding Purchase Grant Shares which had previously been issued. Purchase Grant Shares had previously been issued under Harken's Incentive Non-Qualified Stock Option Plan (the "Non-Qualified Plan").

         In the years 1986, 1988 and 1989, certain of the optionees under the Non-Qualified Plan were given the election upon being granted options to have their options made immediately exercisable on condition they immediately exercised such options and purchased the shares. The Board of Directors determined in making such grants that, as a result of the restricted nature of the shares and the lack of any rights on the part of the optionee to cause such shares to be registered, a fair and reasonable exercise price per share would be 60% of the closing price for Harken's publicly traded shares on the date of such grant. These individuals were further given the opportunity to borrow the funds from Harken to exercise such options and purchase such shares. In that event, the optionee gave a non-recourse promissory note bearing interest at 5% per annum to Harken and Harken retained the shares as collateral. These notes were due eight years from making or upon termination of such optionee's employment with Harken. In 1986, 1988, and 1989 certain parties, including certain officers and directors, elected to purchase Common Stock under these terms (which shares are referred to as the "Purchase Grants"). Upon maturity of such notes given , if not repaid by the maker, Harken could look only to the shares of Common Stock held as security for satisfaction of such indebtedness.

         The Board of Directors determined that it would be to Harken's benefit to terminate all outstanding Purchase Grants and the associated related party debt. A Special Compensation Committee was established by the Board consisting of Mr. Eisenson and Mr. Raymond, both of whom were disinterested
Board members with regard to such Purchase Grants.   This Special Committee
was authorized and directed by the Board to implement a plan and means to terminate these Purchase Grants on an economically neutral basis such that neither the individual holding such Purchase Grants nor Harken would realize an immediate benefit or loss from the transaction implemented.

         The Special Committee then engaged an independent consulting firm to review the Purchase Grants and to independently determine a value for such Purchase Grants as well as to make recommendations to the Special Committee with regard thereto.

         The consulting firm made its report to the Special Committee on April 28, 1993 and responded with a supplemental report concerning additional
information requested by the Committee on July 1,1993.   In its report,
the consulting firm provided a valuation of each separate Purchase Grant which was outstanding to any officer, employee or director of Harken. The consulting firm also established a valuation of new stock options that could be issued to each individual upon surrender of his Purchase Grants, which new stock options would be approximately equal in present value, as determined by such consulting firm through a Black-Scholles analysis, to the Purchase Grants being surrendered.

         The Special Committee subsequently approved and adopted the plan which was presented to each holder of Purchase Grants on August 27, 1993 under which each holder of Purchase Grants surrendered them all to Harken and the associated note(s) would be terminated and such surrendering party would be granted certain new stock options which had been determined by the consulting firm to have a present value equal to the Purchase Grants being surrendered.

         These new stock options were issued under the Non-Qualified Plan, were immediately vested on issuance, would expire in ten years as provided in the Non-Qualified Plan and were issued at an exercise price of $1.50 per share, which constituted a premium over the then current market price for Harken's common stock.

         Subsequently, all individuals then holding Purchase Grants surrendered all of their Purchase Grant shares to Harken. As a result Harken reacquired 704,000 common shares into treasury and issued 274,483 new stock options. (see "Compensation of Executive Officers").

         The following table sets out the terms of the Purchase Grants and related notes which were terminated by each Executive Officer and/or Director of Harken:

                                                                    Principal Amount
Name and Relationship     Purchase Grant   Purchase Price of        Plus Accrued Interest     Maturity Date
with Harken               Shares           Purchase Grant Shares    of Promissory Note(s)     of Promissory Note
- -----------               ------           ---------------------    ---------------------     ------------------
Mikel D. Faulkner          60,000          $1.20                    $ 93,900                  December, 1994
Executive Officer,         75,000          $2.5125                  $233,188                  March, 1996
Director                  100,000          $3.375                   $405,000                  January, 1997

Alan G. Quasha             60,000          $1.20                    $ 93,900                  December, 1994
Director                   75,000          $2.5125                  $233,188                  March, 1996
                          100,000          $3.375                   $405,000                  January, 1997

Larry E. Cummings          35,000          $1.20                    $ 54,775                  December, 1994
Executive Officer          24,000          $2.5125                  $ 74,621                  March, 1996
                           50,000          $3.375                   $202,499                  January, 1997


        E-Z Serve Restructuring. Harken held a 12% secured subordinated debenture in the principal amount of $3,136,000, from E-Z Serve Corporation ("E-Z Serve"), a former subsidiary of Harken, which included $1,336,000 which was issued by E-Z Serve in 1991 in exchange for 531,824 shares of Harken Common Stock and was reflected as a reduction to stockholders' equity in Harken's balance sheet. In April 1993, Harken agreed to enter into an exchange which E-Z Serve had proposed in connection with an overall E-Z Serve restructuring. Under this restructuring, which was consummated on April 21, 1993, E-Z Serve entered into various agreements with its existing bank, a new bank, its major stockholders including affiliates of Quadrant Capital Corp. and Aeneas Venture Corporation, both major shareholders of Harken (see "Ownership of Common Stock - Security Ownership of Certain Beneficial Owners"), as well as certain agreements with Harken. Under the exchange which was made between E-Z Serve and Harken, Harken tendered and released to E-Z Serve the 12% secured subordinated debenture of $3,136,000 plus accrued interest receivable from E-Z Serve. Harken also waived certain antidilution provisions of the E-Z Serve Series C Preferred Stock held by Harken and made a capital contribution to E-Z Serve for $336,000 in cash. In exchange for the above matters, Harken received a full and complete release of Harken's guarantee previously given to E-Z Serve's bank for up to $5,000,000 of a portion of E-Z Serve's bank debt. In addition, Harken received 12,830 additional shares of E-Z Serve's Series C Preferred Stock and received an agreement from E-Z Serve which would have allowed Harken to assist E-Z Serve in identifying purchasers for the shares of Harken Common Stock which were held by E-Z Serve and under which E-Z Serve would pay to Harken a fee to be negotiated upon the sale of any such shares to such identified parties. All of these shares of Harken Common Stock were subsequently sold by E-Z Serve under an effective registration statement and did not require Harken's assistance nor did Harken earn any fee in connection therewith.

          Acquisition of Chuska Resources Corporation. Effective February 15, 1993, Harken consummated a merger between a wholly- owned subsidiary and Chuska Resources Corporation ("Chuska"), a publicly held corporation, pursuant to which Chuska became a wholly-owned subsidiary of Harken. In exchange for all of the outstanding common stock of Chuska, Harken issued 14,210,357 shares of Harken Common Stock. In connection with the merger, Harken filed a registration statement, which became effective January 15, 1993, with the Securities and Exchange Commission for the shares of Harken Common Stock issued through this transaction. Mr. Raymond and Mr. Risien, who were each former executive officers, directors and major shareholders of Chuska, agreed to exchange their Chuska shares on the same terms as were offered to all other Chuska shareholders. Mr. Raymond thereby initially acquired 5,998,641 shares of Harken Common Stock and Mr. Risien thereby initially acquired 5,999,525 shares of Harken Common Stock. In connection with such transaction Harken also entered into certain consulting and/or employment agreements with each of Mr.
Raymond and Mr. Risien, respectively. ( See "Certain Transactions - Certain Matters Involving Directors and Executive Officers").

         Sale of HAP. On December 17, 1992, Harken, through its subsidiary Harken Exploration Company

("HEXCO"), entered into a Purchase and Sale Agreement (the "HAP Agreement"), pursuant to which HEXCO sold its 12% general partner's interest in Harken Anadarko Partners, L.P. ("HAP") to Aeneas Energy Corporation ("AEC"), an affiliate of Aeneas Venture Corporation, on December 30, 1992. Aeneas Venture Corporation is a major shareholder of Harken. (See "Ownership of Common Stock
- - Security Ownership of Certain Beneficial Owners").

         Under the terms of the HAP Agreement, Harken continued to manage the oil and gas property interests of HAP and operate certain of these
partnership properties.   Harken was paid by HAP $50,000 per month to manage
the partnership interest in such properties in addition to the fees it received for serving as operator of the properties pursuant to applicable joint
operating agreements.   During the second quarter of 1993, the partnership
sold its interests in all oil and gas properties operated by Harken and Harken ceased to manage the partnership effective May 1, 1993.

         Certain Matters Involving Directors and Executive Officers. Mr. George W. Bush resigned from Harken's Board of Directors effective October 26, 1993 and terminated the Consulting Agreement under which he had served as a consultant to Harken since April 1987.

         Pursuant to the terms of a consulting agreement dated September 29, 1992, Mr. Raymond, a Director of Harken, serves as full time consultant to Harken and in such role advises and consults with management on various matters. The agreement provided that for a period of two years beginning on February 16, 1993 Mr. Raymond would receive $200,000 per year as compensation for the consulting services rendered thereunder, be entitled to benefits under Harken's group health, disability and life insurance as provided for its employees, be eligible to participate in Harken's 401(k) and 125 Cafeteria Plans and be nominated by Harken to its Board of Directors. Harken further provides an office and certain office support for Mr. Raymond's use in Walnut Creek, California. On February 1, 1994, Mr. Raymond agreed as an accommodation to Harken to reduce the annual amount of this compensation and extend the term of this contract accordingly.

         As of September 29, 1992, Harken entered into an agreement with Mr. Risien, which provided that for a period of two years beginning on February
16, 1993, Mr Risien would receive $200,000 per year as compensation, hold a position as an executive officer of Harken and be nominated by Harken to its Board of Directors. Upon Mr. Risien's resignation as an executive officer in December 1993 this contract was amended to provide for Mr. Risien to serve as a consultant instead of an executive officer and to be entitled to continue under Harken's group health, disability and life insurance as provided for its employees as well as participate in Harken's 401(k) and 125 Cafeteria Plans. Harken further provides reimbursement for expenses relating to Mr. Risien's office and office support in San Antonio, Texas.

         General. All of the foregoing transactions were entered into after arms-length negotiations. Directors of Harken who had a direct or indirect interest in any such transaction other than as a director of Harken did not participate in, and were not consulted in connection with, the meetings or deliberations of the Board of Directors approving such transactions.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

         Messrs. Quasha and Eisenson were during 1993, and have been since the beginning of fiscal 1992, members of the Compensation Committee of Harken's Board of Directors. Mr. Quasha was an executive officer of Harken prior to 1991, and was indebted to Harken during 1993 in the amount of $597,937, which indebtedness was incurred in connection with his exercise of stock options for Purchase Grants and was evidenced by promissory notes which bear interest at 5% per annum and are due eight years after their making (See "Certain Transactions - Indebtedness" and "Certain Transactions - Purchase Grant Acquisitions"). Additionally, Mr. Quasha currently is, and Mr. Eisenson was, a director of each of E-Z Serve Corporation ("E-Z Serve") and Tejas Power Corporation ("Tejas"), former subsidiaries of Harken. Mr. Quasha also serves as a director of Quadrant Capital Corp., which has a significant beneficial ownership interest in each of Harken, E-Z Serve and Tejas, and Mr.
Eisenson serves as a director and officer of Aeneas Venture Corporation, which has a significant beneficial ownership interest in each of Harken, E-Z Serve and Tejas. Harken has entered into several significant transactions with E-Z Serve and Aeneas Venture Corporation since the beginning of fiscal 1993. (See "Certain Transactions - E-Z Serve Restructuring" and "Certain Transactions - Sale of HAP"). Harken disclaims being an affiliate of either E-Z Serve or Tejas.

         Additionally, during the 1993 fiscal year, the Compensation Committee was supplemented by the Special Compensation Committee which had been established by the Board of Directors to consider and effect a termination of the previously issued Purchase Grants. The Special Compensation Committee consisted of Messrs. Eisenson and Raymond. Mr. Raymond, formerly an executive officer, director and major shareholder of Chuska Resources Corporation, acquired 5,998,641 shares of Harken Common Stock in connection with Harken's acquisition of Chuska. In addition, in connection with such acquisition, Mr. Raymond and Harken entered into a consulting agreement which provided that for a period of two years beginning on February 16, 1993, Mr. Raymond would receive $200,000 per year as compensation for the consulting services rendered thereunder, be entitled to benefits under Harken's group health, disability and life insurance as provided for its employees, be eligible to participate in Harken's 401(k) and 125 Cafeteria Plans and be nominated by Harken to its Board of Directors. On February 1, 1994, Mr. Raymond agreed as an accommodation to Harken to reduce the annual amount of this compensation and extend the term of this contract accordingly. (See "Certain Transactions").

                        PERFORMANCE OF THE COMMON STOCK

         The graph below compares the cumulative total return of Harken's Common Stock to the S&P 500 Index and the Value Line Petroleum Producing Companies Index.


                                   (CHART)


           COMPARISON OF CUMULATIVE SHAREHOLDER RETURN 1988 - 1993



                                                   1988       1989       1990       1991       1922       1993
                                                   ----       ----       ----       ----       ----       ----
                                                                             Dollars
Harken Energy Corp.                                100         87         22         89         57         20
S&P 500                                            100        132        127        166        179        197
Value Line Petroleum Producing Companies           100        140        114        103        108        119
                                                   ===        ===        ===        ===        ===        ===


                      Data Source: S&P Compustat Services


- -------------------------
(1) In 1990, through a rights offering to its stockholders, Harken disposed of its gasoline retail and wholesale distribution subsidiary (E-Z Serve Corporation) and its natural gas gathering, transmission and storage subsidiary (Tejas Power Corporation).

         The closing sale price of Harken's Common Stock as reported by the American Stock Exchange on April 15, 1994 was $1.875 per share.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Harken's Directors and executive officers, and persons who own more than ten percent of a registered class of Harken's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Harken. Directors, executive officers and greater than ten-percent stockholders are required by SEC regulations to furnish Harken with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms and written representations from certain reporting persons, Harken believes that all filing requirements applicable to its Directors, executive officers and persons who own more than 10% of a registered class of Harken's equity securities have been complied with during 1993.

                 PROPOSAL TWO:   INDEPENDENT PUBLIC ACCOUNTANTS

         The independent public accountants for Harken have been Arthur Andersen & Co. since fiscal year 1979. The

Audit Committee has recommended to the Board of Directors that Arthur Andersen & Co. be nominated as independent public accountants for fiscal year 1994, and the Board of Directors approved the recommendation.

         Unless otherwise specified, shares represented by Proxies will be voted FOR ratification of the appointment of Arthur Andersen & Co. as independent public accountants for fiscal year 1994. A representative of Arthur Andersen & Co. is expected to attend the Meeting with the opportunity to make a statement if such representative desires to do so and to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                OTHER BUSINESS

         Management knows of no other business that will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting, it is intended that the persons named in the accompanying Proxy will vote such Proxy at their discretion.

                 STOCKHOLDER PROPOSALS FOR 1994 ANNUAL MEETING

         Any stockholder desiring to present a proposal to the stockholders at the 1995 Annual Meeting of Stockholders, which currently is expected to be scheduled in June, 1995, must transmit such proposal to Harken so that it is received by Harken at its principal executive offices to the attention of the Corporate Secretary on or before December 23, 1994. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.

                                              By Order of the Board of Directors



                                              Larry E. Cummings,
                                              Secretary




Grand Prairie, Texas
April 22, 1994

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

         The Compensation Committee is charged with reviewing and making recommendations to the Board of Directors regarding cash compensation, granting of stock options and other compensation to be paid to Harken's executive officers. During the 1993 fiscal year the Compensation Committee was supplemented by the Special Compensation Committee which had been established by the Board of Directors to consider and effect a termination of the previously issued Purchase Grants (See "Certain Transactions - Purchase Grant Acquisition").

         In establishing annual compensation for executive officers, the Compensation Committee takes into consideration many factors in making a
determination of aggregate compensation.   Such factors during 1993
included; 1) the financial results of Harken during the prior year; 2) the performance of Harken's stock in the public market; 3) prior compensation paid to such executives over the past five years; 4) compensation of executive officers employed by companies comparable to Harken; 5) the achievements of management in completing significant projects during the year; and 6) management's dedication and commitment to the support of Harken.

         The Committee has established a policy of aligning management's benefits and incentives with those of the stockholders of Harken. In setting compensation the Committee utilizes its subjective judgment based upon these factors referenced above and does not apply a formula and/or assign a weight to each factor considered when establishing compensation levels.

         The compensation paid in 1993 to Harken's Chief Executive Officer, Mr. Faulkner, included annual salary, use of company car, payment for unused vacation days and options granted in connection with the termination of the previously issued Purchase Grants, which options the Committee found to be of a present value equal to the Purchase Grants held by Mr. Faulkner which were terminated (see "Certain Transactions - Purchase Grant Acquisition" for a discussion of this transaction). Mr. Faulkner had previously voluntarily reduced his salary during 1992 as an accommodation to Harken. Effective January 1, 1993, his salary was increased back to $148,000 which was the level prior to the voluntary reduction.

         The Committee considered in making its decisions on compensation, the relationship between such compensation and corporate performance in all areas of its operations. The Committee used its subjective judgment in weighing these considerations along with the others referenced above.

         During this past year, the Committee considered the granting of stock options to members of Executive Management. After discussion and consultation with the Board it was determined not to issue new stock options to executive management as compensation during 1993 with the exception of these options which were granted by the Special Compensation Committee in connection with Harken's termination of the outstanding Purchase Grants. (See "Certain Transactions - Purchase Grant Acquisition").

         All discussions by the Compensation Committee relating to the compensation of Harken's executive officers are customarily reviewed by the full Board of Directors, except for decisions about awards under certain of Harken's Stock Option Plans, which must be made solely by the Compensation Committee to satisfy Exchange Act Rule 16b-3.

                                     By:     Michael R. Eisenson
                                             Alan G. Quasha
                                             Donald W. Raymond

X  PLEASE MARK YOUR
   VOTES AS IN THIS
   EXAMPLE.


   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" MATTERS (1) AND (2).

                               FOR            WITHHELD
1. Election of Three          (   )            (   )
   Class A Directors
   (see reverse side)

                                              FOR      AGAINST    ABSTAIN
2. Ratification of the appointment of        (   )      (   )      (   )
   Arthur Andersen & Co. as independent
   public accountants for Harken for
   fiscal 1994.

3. In the discretion of the proxies on any   (   )      (   )      (   )
   other matters as may properly come
   before the meeting or any adjournment(s) thereof.


         (     )  Please mark this box if you
                  will personally be attend-
                  ing the meeting.

         (     )  Change of Address



   SIGNATURE(S)______________________________ DATE_________________

   SIGNATURE(S)______________________________ DATE_________________
   NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



PROXY
                          HARKEN ENERGY CORPORATION

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

          FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 3, 1994


     The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Harken Energy Corporation ("Harken") to be held June 3, 1994, and (2) constitutes and appoints Bruce N. Huff and Larry E. Cummings, and each of them, attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name, place, and stead of the undersigned, to vote, and to act with respect to, all of the shares of Common Stock of Harken standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at that meeting and at any meetings to which that meeting is adjourned, as follows:

                                                   (change of address)

Election of Three Class "A" directors of     _________________________________
Harken, to hold office in accordance
with Harken's Certificate of Incorporation _________________________________ and Bylaws until the 1997 Annual Meeting
of Stockholders:                             _________________________________

  Mikel D. Faulkner, Alan G. Quasha and      _________________________________
  Edwin C. Kettenbrink, Jr.                  (If you have written in the above
                                             space, please mark the
                                             corresponding box on the reverse
                                             side of this card.)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                    SEE REVERSE
                                                                       SIDE